UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2009 (November 8, 2009)

CHINA YONGXIN PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26293	20-1661391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

927 Canada Court
City of Industry, California 91748
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (626) 581-9098

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Resignation of Director

Effective November 8, 2009, Mr. Umesh Patel tendered his resignation as a director from the board of directors of China Yongxin Pharmaceuticals Inc. (the “Company”).

There were no disagreements between Mr. Patel and any officer or director of the Company.  The Company provided a copy of the disclosures it is making in response to this Item 5.02 to Mr. Patel and informed him that he may furnish the Company with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and that if he disagrees, then the Company requests that he provides the respects in which he does not agree with the disclosures.  The Company will undertake to file any letter received from Mr. Patel, if any, as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt.

Appointment of New Director

Effective November 8, 2009, Mr. Harry Zhang was appointed as a director of the Company.

From June 2007 to the present, Mr. Zhang serves as the Chief Financial Officer and Vice President of an investment company.  From March 2004 to August 2006, Mr. Zhang served as the Chief Financial Officer of AXM Pharma, Inc.  Mr. Zhang worked as an auditor at Deloitte Touche Tohmatsu between May 1995 to March 2004.  Mr. Zhang worked at the Beijing Municipal Audit Bureau from 1988 to 1995.  Mr. Zhang earned his Bachelor’s degree from Nanjing Agricultural University in 1988 and received his Master of Business Administration degree from University of Northern Virginia in June 2007.  Mr. Zhang is also a CPA of Association China Institute.

Mr. Zhang does not hold any other directorship in any other reporting company. Mr. Zhang has not been appointed to any committee of the board of directors.

There are no family relationships among the Company’s directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

There is no material plan, contract or arrangement (whether or not written) to which Mr. Zhang is a party or in which he participates that is entered into or material amendment in connection with the triggering event or any grant or award to Mr. Zhang or modification thereto, under any such plan, contract or arrangement in connection with any such event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2009	CHINA YONGXIN PHARMACEUTICALS INC. (Registrant)

	By:	/s/ Yongxin Liu
Yongxin Liu Chief Executive Officer